Exhibit 23.0





CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-37437, 333-37229, 333-30835, 333-13723, 333-433303,
333-46243, 333-2672, 333-2674, 333-52601 and 333-58799) and on Forms S-8
(Nos. 333-05705, 333-12551 and 333-60731) filed by Home Properties of New York, Inc. of our report dated June 10, 1998, on our audit of Racquet Club East, for the year ended December 31, 1997, which report is included in the accompanying Form 8-K. We also consent to the reference to our firm under the caption "Experts".


                                       /s/ PricewaterhouseCoopers LLP
                                       PRICEWATERHOUSECOOPERS LLP


Rochester, New York
August 6, 1998